EXHIBIT 10.6

WALKER & DUNLOP, INC.

2010 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Walker & Dunlop, Inc., a Maryland corporation (the “Company”), hereby grants an option to purchase shares of its common stock, par value $0.01 (the “Option”), to the optionee named below, subject to the vesting and other conditions set forth below.  Additional terms and conditions of the grant are set forth on this cover sheet and in the attachment (collectively, the “Agreement”), in the Company’s 2010 Equity Incentive Plan (as amended from time to time, the “Plan”), and in any employment agreement between you and the Company or any Affiliate.

Grant Date:                                      , 201

Name of Optionee:

Optionee’s Social Security Number:             -        -

Number of Shares Covered by Option:

Option Price per Share:  $          .       (At least 100% of Fair Market Value)

Vesting Schedule:  [The Non-Qualified Options shall vest in equal installments on each vesting date set forth below; provide, however, that any fractional shares shall be rounded down to the nearest whole option in the first two (2) years:]

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement, in the Plan, a copy of which is also attached, and in any employment agreement between you and the Company or any Affiliate.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent.

Optionee:		Date:
(Signature)

Company:		Date:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

WALKER & DUNLOP, INC.

2010 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Incentive Stock Option

This option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly. If you cease to be an employee of the Company, its parent or a subsidiary (“Employee”) but continue to provide Service, this option will be deemed a nonstatutory stock option three months after you cease to be an Employee. In addition, to the extent that all or part of this option exceeds the $100,000 rule of section 422(d) of the Internal Revenue Code, this option or the lesser excess part will be deemed to be a nonstatutory stock option.

Transfer of Option

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option. Other than by will or the laws of descent and distribution the Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Option be made subject to execution, attachment or similar process.

If you attempt to do any of these things, this Option will immediately become forfeited.

Notwithstanding these restrictions on transfer, the Compensation Committee may authorize, in its sole discretion, the transfer of a vested Option (in whole or in part) to a member of your immediate family or a trust for the benefit of your immediate family.

Vesting

Your Option shall vest in accordance with the vesting schedule shown on the cover sheet so long as you continue in Service on the vesting dates set forth on the cover sheet and is exercisable only as to its vested portion.

No additional shares of Stock will vest after your Service has terminated for any reason.

Change in Control

Notwithstanding the vesting schedule set forth above, upon the consummation of a Change in Control, this option will become 100% vested (i) if it is not assumed, or equivalent options are not substituted for the options, by the Company or its successor, or (ii) if assumed or substituted for, upon your Involuntary Termination within the twelve (12) month period (or for the period of time or lack of a period of time otherwise set forth in any employment agreement between you and the Company or any Affiliate), following the consummation of the Change in Control.

“Involuntary Termination” means termination of your Service by reason of (i) your involuntary dismissal by the Company or its successor for reasons other than Cause; or (ii) your voluntary resignation for Good Reason (and without Cause) as defined in any applicable employment or severance agreement, plan, or arrangement between you and the Company, or if none, then following (x) the assignment of substantial duties or responsibilities inconsistent with your position at the Company, or any other action by the Company which results in a substantial diminution of your duties or responsibilities other than any such reduction which is remedied by the Company within thirty (30) days of receipt of written notice from you; (y) a requirement that you work principally from a location that is twenty (20) miles further from your residence than the Company’s principal place of business on the date of this Agreement; or (z) a substantial reduction in your aggregate base salary and other compensation taken as a whole, excluding any reductions caused by the failure to achieve performance targets. To qualify as an “Involuntary Termination” you must provide notice to the Company of any of the foregoing occurrences within ninety (90) days of the initial occurrence and the Company shall have thirty (30) days to remedy such occurrence. You must terminate your employment at a time agreed reasonably with the Company, but in any event within one hundred twenty (120) days from the initial occurrence of any of the foregoing events.

Forfeiture of Unvested Options / Term

Unless the termination of your Service triggers accelerated vesting or other treatment of your Option pursuant to the terms of this Agreement, the Plan, or any other written agreement between the Company or an Affiliate, as applicable, and you, you will automatically forfeit to the Company those portions of the Option that have not yet vested in the event your Service terminates for any reason.

Your option will expire in any event at the close of business at Company headquarters on the day before the tenth (10) anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your

Service terminates, as described below.
Expiration of Vested Options After Service Terminates

If your Service terminates for any reason, other than death, Disability or Cause, then the vested portion of your Option will expire at the close of business at Company headquarters on the ninetieth (90) day after your termination date.

If your Service terminates because of your death or Disability, or if you die during the ninety (90) day period after your termination for any reason (other than Cause), then the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death or termination for Disability. During that twelve (12) month period, your estate or heirs may exercise the vested portion of your Option.

If your Service is terminated for Cause, then you shall immediately forfeit all rights to your entire Option and the Option shall immediately expire.

Forfeiture of Rights

If you should take actions in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate or any confidentiality obligation with respect to the Company or any Affiliate or otherwise in competition with the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your rights to this Option and the Option shall immediately expire.

In addition, if you have exercised any Options during the two year period prior to your actions, you will owe the Company a cash payment (or forfeiture of shares of Stock) in an amount determined as follows: (1) for any shares of Stock that you have sold prior to receiving notice from the Company, the amount will be the proceeds received from the sale(s), less the option exercise price, and (2) for any shares of Stock that you still own, the amount will be the number of shares of Stock owned times the Fair Market Value of the shares of Stock on the date you receive notice from the Company, less the option exercise price (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company the shares or any other shares of Stock or making a cash payment or a combination of these methods as determined by the Company in its sole discretion).

Leaves of Absence

For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer (Walker & Dunlop, LLC or any Affiliate of the Company that directly employs you) in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

Your employer may determine, in its discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan.

Notwithstanding the foregoing, the Company may determine, in its discretion, that a leave counts for this purpose even if your employer does not agree.

Notice of Exercise

The Option may be exercised, in whole or in part, to purchase a whole number of vested shares of Stock of not less than one hundred (100) shares, unless the number of vested shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and in this Agreement.

When you wish to exercise this Option, you must exercise in a manner required or permitted by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you exercise your Option, you must include payment of the option price indicated on the cover sheet for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

•          Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

•          Shares of Stock which are owned by you and which are surrendered to the Company, including through the withholding of shares otherwise issuable upon exercise. The Fair Market Value of the shares as of the effective date of the option exercise will be applied to the option price.

•          By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.

Evidence of Issuance

The issuance of the shares upon exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more share certificates.

Withholding Taxes

You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Stock acquired under this Option. In the event that the Company or an Affiliate, as applicable, determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise of this Option or sale of Stock arising from this Option, the Company or an Affiliate, as applicable shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or an Affiliate, as applicable (including withholding the delivery of vested shares of Stock otherwise deliverable under this Agreement).

Notice and Non-Solicitation

You agree as a condition of this grant that in the event you decide to leave the Company for any reason, you will provide the Company with thirty (30) days’ prior notice of your departure (during which period, in the Company’s sole discretion, you may be placed on paid leave) and you will not commence employment with anyone else during that period. For a period of ninety (90) days following the termination of your employment for any reason, you will not directly or indirectly solicit any employees of the Company for employment, or encourage any employee to leave the Company.

Retention Rights

This Agreement and this Option do not give you the right to be retained by the Company or an Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or an Affiliate, as applicable, and you, the Company or an Affiliate, as applicable, reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights

You, or your estate or heirs, have no rights as a shareholder of the Company until the Stock has been issued upon exercise of your Option and either a certificate evidencing your Stock has been issued or an appropriate entry has been made on the Company’s books. No adjustments are made for dividends, distributions or other rights if the applicable record date occurs before your certificate is issued (or an appropriate book entry is made), except as described in the Plan.

Your Option shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Clawback

This Award is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and you are subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or were grossly negligent in failing to prevent the misconduct, you shall reimburse the Company the amount of any payment in settlement of this Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

[Notwithstanding any other provision of the Plan or any provision of this Agreement, if the Company is required to prepare an accounting restatement, then you shall forfeit any cash or Stock received in connection with this Award (or an amount equal to the fair market value of such Stock on the date of delivery if you no longer hold the shares of Stock) if pursuant to the terms of this Agreement, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in this Agreement (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved.] [Include if any performance goals are included in award]

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement, the Plan and any employment agreement with the Company or any Affiliate constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written consulting, confidentiality, non-competition, non-solicitation and/or severance agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this grant, you give explicit consent to the Company to process any such personal data.

Code Section 409A

It is intended that this Award comply with Section 409A of the Internal Revenue Code (“Section 409A”) or an exemption to Section 409A. To the extent that the Company determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company. For purposes of this Award, a termination of Service only occurs upon an event that would be a Separation from Service within the meaning of Section 409A. To the extent that the Company determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company. For purposes of this Award, a termination of employment only occurs upon an event that would be a Separation from Service within the meaning of Section 409A.

By signing this Agreement, you agree to all of the terms and conditions described above, in the Plan, and in any applicable employment agreement with the Company or any Affiliate. In the event that any term of this Agreement conflicts with the terms of an employment or other compensatory agreement between you and the Company, the terms of such employment or compensatory agreement shall supersede the conflicting terms herein.